                                                                     EXHIBIT 3.2


                                                         Dated: November 6, 1998


                         FOX ENTERTAINMENT GROUP, INC.
                     (HEREINAFTER CALLED THE "CORPORATION")

                                AMENDED BY-LAWS



                            ARTICLE I - STOCKHOLDERS
                            ------------------------


     Section 1.  Annual Meeting.
     ----------  ----------------

     The Annual Meeting of the stockholders for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting in accordance with these By-laws, shall be held at such place, on such date, and at such time as may be fixed by the Board of Directors (hereinafter the "Board") and stated in the notice of meeting.

     (a) Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an Annual Meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

     (b) For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation; (2) such business must be a proper matter for stockholder action under the General Corporation

Law of the State of Delaware; (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause
(c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than 45 or more than 75 days prior to the first anniversary (the "Anniversary") of the date on which the Corporation first mailed its proxy materials for the preceding year's Annual Meeting of stockholders; provided, however, that if the date of the Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90/th/ day prior to such Annual Meeting or (ii) the 10/th/ day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

     Notwithstanding anything in the second sentence of the preceding paragraph of this Section (b) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 55 days prior to the Anniversary, a stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10/th/ day following the day on which such public announcement is first made by the Corporation. Only persons nominated in accordance with the procedures set forth in this Section
(b) shall be eligible to serve as directors and only such business shall be conducted at an Annual Meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section (b).
The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section (b). Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder's notice required by the first paragraph of this Section (b) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

     For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     Notwithstanding the foregoing provisions of this Section (b), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section (b). Nothing in this Section (b) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 2.  Special Meetings; Notice.
     ----------  -------------------------

     Special meetings of the stockholders, other than those required by statute, may be called at any time by the Board pursuant to a resolution approved by a majority of the Board or by the Chairman or a Vice Chairman. No other person or persons may call special meetings of stockholders except as provided in the Certificate of Incorporation. Notice of every special meeting, stating the place, date and time of the meeting and the purpose or purposes for which such meeting is called shall be given by mailing, postage prepaid, not less than 10 nor more than 60 days before the date on which the meeting is to be held, a copy of such notice addressed to each stockholder of the Corporation entitled to vote at such meeting at his address as recorded on the books of the Corporation.
Only such business as is stated in the notice may be acted upon thereat. The foregoing notwithstanding, unless otherwise provided in the Certificate of Incorporation, whenever the holders of any one or more outstanding series of Preferred Stock shall have the right, voting separately by class or by series, as applicable, to elect directors at any Annual Meeting or special meeting of stockholders, the calling of special meetings of the holders of such class or series shall be governed by the terms of the applicable resolution or resolutions of the Board establishing such series of preferred stock pursuant to the Certificate of Incorporation. The Board may postpone or reschedule any previously scheduled special meeting.

     Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board, or (b) by any stockholder of record of the Corporation who is a stockholder of record at the time of the giving of notice provided for in Section1(b) of this ARTICLE I entitled to vote at the meeting who complies with the notice provisions set forth in Section1(b) of this ARTICLE I.

     Section 3.  Notice of Meetings.
     ----------  -------------------

     Except as otherwise provided herein or required by applicable law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law) or the Certificate of Incorporation, written notice of the place, date, and time of all meetings of the stockholders and the purpose or purposes for which such meeting is called shall be given by mailing, postage prepaid, a copy of such notice addressed to each stockholder of the Corporation entitled to vote at such meeting at his address as recorded on the books of the Corporation, not less than 10 nor more than 60 days before the date on which the meeting is to be held.

     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 4.  Quorum.
     ----------  -------

     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law or by the Certificate of Incorporation. Where a separate vote by a class or classes is required by law or by the Certificate of Incorporation, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

     If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice other than by announcement to the meeting, to another date, place and time until a quorum shall be present.

     Section 5.  Organization.
     ----------  -------------

     The Chairman of the Board of the Corporation, or, in his or her absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or represented by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. The Secretary of the Corporation, or if he or she is not present, any Assistant Secretary, or in the absence of any Assistant Secretary of the Corporation, any person the chairman of the meeting appoints shall act as the Secretary of the meeting.

     Section 6.  Place of Meetings.
     ----------  ------------------

     Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 7.  Conduct of Business.
     ----------  --------------------

     The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. The Board may adopt by resolution such rules and regulations for the conduct of meetings as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business at the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     Section 8.  Proxies and Voting.
     ----------  -------------------

     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of capital stock entitled to vote thereat held by such stockholder. If the Certificate of Incorporation provides for the issuance of any class or series of stock which is convertible into any other class or series of stock, as a condition to counting the votes cast by any holder of shares at any annual or special meeting of stockholders, the Board or a duly authorized committee thereof, in its discretion, may require the holder of any shares to furnish such affidavits or other proof as the Board or such committee deems necessary and advisable to determine whether such shares have been converted pursuant to the terms governing the issuance and conversion of such shares in the Certificate of Incorporation. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     All voting, except as may be required by law, including voting for the election of Directors may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or by his or her proxy, or upon resolution by the Board in its discretion or by action of the chairman of the meeting, in his or her discretion, a stock vote may be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

     Unless otherwise specified by the Certificate of Incorporation or these By-laws, (i) at all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect, and (ii) any other question brought before any meeting of stockholders shall be determined by the votes cast affirmatively or negatively by the holders of a majority of the stock represented and entitled to vote thereon.

     Section 9.  Stock List.
     ----------  -----------

     The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock, the list required by this Section 9 of this ARTICLE I or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 10.  Inspection of Elections.
     -----------  ------------------------

     Before any meeting of stockholders, the Board shall appoint one or more inspectors to act at the meeting and make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     The inspectors shall, in accordance with these By-laws and the Certificate of Incorporation, ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination made by the inspectors, and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.

     The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. In determining the validity and counting of proxies and ballots, the inspectors shall act in accordance with applicable law.

                        ARTICLE II - BOARD OF DIRECTORS
                        -------------------------------

     Section 1.  Number, Election and Term of Directors.
     ----------  ---------------------------------------

     The property and business of the Corporation shall be managed by or under the direction of the Board. Except as otherwise fixed by or pursuant to the provisions of the Certificate of Incorporation relating to the rights of the holders of any class or series of preferred stock, the number of Directors of the corporation shall be determined by resolution adopted by a majority of the entire Board, but the number shall not be less than 3 and not more than 25. Directors need not be stockholders. Directors shall (except as hereinafter provided for the filling of vacancies) be elected by the holders of the shares of stock entitled to vote thereon, by a plurality vote thereof, at the Annual Meeting of stockholders. The term of each Director of the Corporation shall expire at the next Annual Meeting of stockholders following such Director's election and until such Director's successor shall have been elected and qualified. Except with respect to any Directors elected by the holders of any class or series of preferred stock pursuant to the terms of the Certificate of Incorporation, at each Annual Meeting of the stockholders of the Corporation, the successors of the Directors shall be elected to hold office for a term expiring at the next succeeding Annual Meeting of stockholders. The Board may at any time by amendment of the By-laws increase or decrease the number of Directors of the Corporation; provided, that the term of a Director shall not be affected by any decrease in the number of Directors so made by the Board.

     Section 2.  Newly Created Directorships and Vacancies.
     ----------  ------------------------------------------

     Subject to applicable law and except as otherwise provided for or fixed by or pursuant to the Certificate of Incorporation relating to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board otherwise determines, newly created Directorships resulting from any increase in the authorized number of Directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause between meetings of stockholders shall be filled only by the affirmative vote of a majority of all of the Directors then in office, even though less than a quorum, or a duly appointed committee of the Board of Directors, but in any event not by the stockholders. Directors so chosen shall hold office until such Director's successor shall have been duly elected and qualified or until his earlier death, resignation or removal from office in accordance with the Certificate of Incorporation, these By-laws, or any applicable law or pursuant to an order of a court. No decrease in the number of authorized Directors constituting the entire Board shall shorten the term of any incumbent Director. The powers of Directors to fill vacancies in the Board are subject, in case the remaining Directors shall constitute less than a majority of the entire Board, to the rights of stockholders as provided in the Certificate of Incorporation or as provided by law.

     Section 3.  Regular Meetings.
     ----------  -----------------

     A meeting of the Board shall be held after the Annual Meeting of the stockholders and regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all Directors. Meetings may be held either within or without the State of Delaware. A notice of each regular meeting shall not be required.

     Section 4.  Special Meetings.
     ----------  -----------------

     Special meetings of the Board may be called by the Chairman of the Board, by the Vice Chairman, by the President or by two or more Directors then in office and shall be held at such place, on such date, and at such time as they or he or she shall fix. Meetings may be held either within or without the State of Delaware. Notice thereof, stating the place, date and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than four days before the meeting or personally by telephone, or telegraph or telex, facsimile transmission of notice, or by similar means of communication not less than 12 hours before the meeting or on such shorter notice as the person or persons calling the meeting may deem necessary and appropriate under the circumstances. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

     Section 5.  Quorum.
     ----------  -------

     Except as may be otherwise provided by law, the Certificate of Incorporation or these By-laws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum
shall be the act of the Board.   The Directors present thereat may adjourn the
meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 6.  Participation in Meetings by Conference Telephone.
     ----------  --------------------------------------------------

     Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

     Section 7.  Conduct of Business.
     ----------  --------------------

     At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the Directors present, except as otherwise provided herein or required by law. The Board may take action without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

     Section 8.  Powers.
     ----------  -------

     The business of the Corporation shall be managed by or under the direction of the Board which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders of the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

     (1) To declare dividends from time to time in accordance with law;

     (2) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

     (3) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

     (4) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

     (5) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

     (6) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

     (7) To adopt from time to time such insurance, retirement, and other benefit plans for Directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

     (8) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

     Section 9.  Compensation of Directors.
     ----------  --------------------------

     Unless otherwise restricted by the Certificate of Incorporation, the Board shall have the authority to fix the compensation of the Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or paid a stated salary or paid other compensation as director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

     Section 10.  Removal.
     -----------  --------

     Except as otherwise provided by the Certificate of Incorporation, any Director may be removed from office with or without cause but only by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote for the election of directors, voting together as a single class.

                            ARTICLE III - COMMITTEES
                            ------------------------

     Section 1.  Committees of the Board.
     ----------  ------------------------

     The Board, by a vote of a majority of the entire Board then in office, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a Director or Directors to serve as the member or members, designating, if it desires, other Directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

     Section 2.  Conduct of Business.
     ----------  --------------------

     Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the duly delegated powers and authority of the Board in the management of the business and affairs of the Corporation. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, regular and special meetings and other actions of any such committee shall be governed by the provisions of ARTICLE II applicable to meetings and actions of the Board. Each committee shall keep regular minutes and report to the Board when required.

                             ARTICLE IV - OFFICERS
                             ---------------------
     Section 1.  General.
     ----------  --------

     The officers of the Corporation shall be elected by the Board and shall be a Chairman of the Board (who must be a Director), a President, a Secretary and a Treasurer. The Board, in its sole discretion, may also choose one or more Senior Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The Board may, from time to time, delegate the powers or duties of any officer to any other officers or agents, notwithstanding any contrary provision hereof.

     Section 2.  Election.
     ----------  ---------

     The Board at its first meeting held after each Annual Meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time solely by the Board, which determination may be by resolution of the Board or in any By-law provisions duly adopted or approved by the Board; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. The salaries of the officers elected by the Board shall be fixed from time to time by the Board or by such officers as may be designated by resolution of the Board. Any officer elected by the Board may be removed at any time by the Board with or without cause. Only the Board may fill any vacancy occurring in any office of the Corporation.

          Section 3.     Chairman of the Board.
          ----------     ----------------------

     The Chairman of the Board shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the Board and of stockholders (unless the Board designates another person) and shall, subject to the provisions of the By-laws and the control of the Board, have general and active management, direction, and supervision over the business of the Corporation and over its officers. He or she shall perform all duties incident to the office of Chief Executive and such other duties as from time to time may be assigned to him or her by the Board. He or she shall have the right to delegate any of his or her powers to any other officer or employee.

          Section 4.     Vice Chairman of the Board.
          ----------     ---------------------------

          The Vice Chairman shall report and be responsible to the Chairman of the Board. The Vice Chairman shall have such powers and perform such duties as from time to time may be assigned or delegated to him or her by the Board or are incident to the office of Vice Chairman. During the absence, disability, or at the request of the Chairman of the Board, the Vice Chairman shall perform the duties and exercise the powers of the Chairman of the Board. In the absence or disability of both the Vice Chairman and the Chairman of the Board, the President or another person designated by the Board shall perform the duties and exercise the powers of the Vice Chairman, and unless otherwise determined by the Board, the duties and powers of the Chairman.

            Section 5.   President.
            ----------   ----------

          The President shall report and be responsible to the Chairman of the Board. The President shall be the Chief Operating Officer of the Corporation and shall have such powers and perform such duties as from time to time may be assigned or delegated to him or her by the Board or are incident to the office
of President.   During the absence or  disability of the Vice Chairman, or at the request of the Chairman of the Board, the President shall perform the duties
and exercise the powers of the Vice Chairman of the Board.   During the absence
or disability of the Chairman of the Board and the Vice Chairman, or at the request of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Vice Chairman and the Chairman of the Board. In the absence or disability of the President, the person designated by the Board shall perform the duties and exercise the powers of the President, and unless otherwise determined by the Board, the duties and powers of the Vice Chairman.

          Section 6.     Senior Executive Vice Presidents.
          ----------     ---------------------------------

          The Senior Executive Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Executive Vice President.

          Section 7.     Senior Vice Presidents.
          -----------    -----------------------

          The Senior Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Senior Vice President.

          Section 8.     Vice Presidents.
          ----------     ----------------

          The Vice Presidents shall have such powers and perform such duties as from time to time may be prescribed for them respectively by the Board or are incident to the office of Vice

President.

          Section 9.     Secretary.
          ----------     ----------

          The Secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board may order, a book of minutes of all meetings of stockholders, the Board and its committees, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the By-laws of the Corporation at the principal executive office of the Corporation or such other place as the Board may order.

          The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, if one be appointed, a stock register, or a duplicate stock register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the stockholders, and of the Board and any committees thereof required by these By-laws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board.

          Section 10.  Treasurer.
          -----------  ----------

          The Treasurer shall have custody of the corporate funds and securities of the

Corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, and shall send or cause to be sent to the stockholders of the Corporation such financial statements and reports as are required by law or these By-laws to be sent to them.

          The Treasurer shall deposit all monies and valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and the Board, whenever they request it, an account of all transactions and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

          Section 11.    Other Officers.
          -----------    ---------------

          Such other officers or assistant officers as the Board may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

          Section 12.    Execution of Contracts and Other Documents.
          -----------    -------------------------------------------

          Each officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances, or any other document or instrument which is authorized by the Board or is required to be executed in the ordinary course of business of the Corporation, except in cases where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.

          Section 13.  Action with Respect to Securities of Other Corporations.
          -----------  --------------------------------------------------------

          Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board or the President or any other officer or officers authorized by the Board, the Chairman of the Board or the President, and any such officer may, in the name of and on behalf of the Corporation, vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation and take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution from time to time, confer like powers upon any other person or persons.

                               ARTICLE V - STOCK
                               -----------------

          Section 1.   Certificates of Stock.
          ----------   ----------------------

          Each stockholder shall be entitled to a certificate certifying the number of shares owned by him or her and signed in the name of the Corporation
(i) by the Chairman or Vice Chairman of the Board, the President or any Executive Vice President, Senior Vice President or Vice President and (ii) by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer. Where a certificate is countersigned by (i) a transfer agent or (ii) a registrar, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature appears on the certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

          Section 2.     Transfers of Stock.
          ----------     -------------------

          Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his, her or its attorney thereunto authorized by the power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. Registration of transfer of any shares shall be subject to applicable provisions of the Certificate of Incorporation and applicable law with respect to the transfer of such shares. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of the capital stock of the Corporation.

          Section 3.     Record Date.
          ----------     ------------

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in any other lawful action, the Board may fix, in advance, a record date in respect of such meeting, which record date shall not be more than 60 nor less than 10 days before the date of such meeting; provided, however, that if no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                (b) Notwithstanding Section 3(a) of ARTICLE V of these By-laws, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board or as otherwise established under this Section 3(b). Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose. The Board may fix a record date for such purpose, which shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board and shall not precede the date such resolution is adopted. If the Board fails within 10 days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner described in
Section 3(c) below unless prior action by the Board is required under the General Corporation Law of the State of Delaware, in which event the record date shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

                  (c) Every written consent purporting to take or authorizing the taking of corporate action and/or revocations (each such written consent and related revocation is referred to in this Section 3(c) of ARTICLE V of the By-laws as a "Consent") shall bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by this Section 3(c), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation. A Consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery to the Corporation's registered office to its principal place of business or to such officer or agent shall be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to the Corporation of a Consent, the Secretary of the Corporation shall provide for the safe-keeping of such consent and shall promptly conduct such ministerial review of the sufficiency of the Consents and of the validity of the action to be taken by stockholder consent as he or she deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the corporate action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary or the Corporation shall promptly designate two persons who shall not be members of the Board, to serve as inspectors with respect to such Consent and such inspectors shall discharge the functions of the Secretary of the Corporation under this Section 3(c). If the Certificate of Incorporation provides for the issuance of any class or series of stock which is convertible into any other class or series of stock, as a condition to counting the votes cast by any holder of shares at any annual or special meeting of stockholders, or in connection with any Consent of stockholders, the Board or a duly authorized committee thereof, in its discretion, may require the holder of any shares to furnish such affidavits or other proof as the Board or such committee deems necessary and advisable to determine whether such shares have been converted pursuant to the terms governing the issuance and conversion of such shares in the Certificate of Incorporation. If after such investigation the Secretary or the inspectors (as the case may be) shall determine that the Consent is valid and that the action therein specified has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as stockholder action. In conducting the investigation required by this Section 3(c), the Secretary or the inspectors (as the case may be) may, at the expense of the Corporation, retain special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may reasonably deem necessary or appropriate to assist them, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

          Section 4.   Lost, Stolen or Destroyed Certificates.
          ----------   ---------------------------------------

          The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5.     Regulations.
          ----------     ------------

          The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

          Section 6.     Record Owners.
          ----------     --------------

          The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                              ARTICLE VI - NOTICES
                              --------------------

          Section 1.     Notices.
          ----------     --------

          Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, Director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, recognized overnight delivery service or by sending such notice by facsimile, receipt acknowledged, or by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails or by telegram or facsimile shall be the time of the giving of the notice.

          Section 2.     Waivers.
          ----------     --------

          A written waiver of any notice, signed by a stockholder, Director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice of such meeting except attendance for the sole purpose of objecting to the timeliness of notice.

                          ARTICLE VII - MISCELLANEOUS
                          ---------------------------

          Section 1.     Facsimile Signatures.
          ----------     ---------------------

          In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

          Section 2.     Corporate Seal.
          ----------     ---------------

          The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an

Assistant Secretary or Assistant Treasurer.

          Section 3.     Reliance upon Books, Reports and Records.
          ----------     -----------------------------------------

          Each Director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such Director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

          Section 4.     Fiscal Year.
          ----------     ------------

          The fiscal year of the Corporation shall be as fixed by the Board.

          Section 5.     Time Periods.
          ----------     -------------

          In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

          Section 6.     Disbursements.
          ----------     --------------

          All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

                           ARTICLE VIII - AMENDMENTS
                           -------------------------

          In furtherance and not in limitation of the powers conferred by law, the Board is expressly authorized to adopt, alter, amend or repeal these By-laws subject to the power of the holders of capital stock of the Corporation to adopt, alter, amend or repeal the By-laws; provided, however, that, with respect to the powers of holders of capital stock to adopt, alter, amend or repeal By-laws of the Corporation, notwithstanding any other provision of these By-laws or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law, the Certificate of Incorporation or these By-laws, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares entitled to vote generally on matters requiring approval of stock holders, voting together as a single class, shall be required to adopt, alter, amend or repeal any provision of these By-laws.